ARTICLES OF INCORPORATION
                                        OF
                            SCUDDER MUTUAL FUNDS, INC.

                              --------------------

                                    ARTICLE I

            THE UNDERSIGNED, Shauna J. Sullivan, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least eighteen years of age, does hereby act as an incorporator and forms a corporation, under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

            The name of the Corporation is Scudder Mutual Funds, Inc.

                                   ARTICLE III

                               PURPOSES AND POWERS

            The Corporation is formed for the following purposes:

            (1) To conduct and carry on the business of an investment company.

            (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

            (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

            (4) To redeem, purchase or acquire in any other manner, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.

            (5) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

            The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

            The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland Corporation. The post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

            (1) The total number of shares of capital stock that the Corporation shall have authority to issue is three billion (3,000,000,000) shares, of the par value of one tenth of one cent ($.00l) per share (the "Shares") and of the aggregate par value of three million dollars ($3,000,000).

            (2) The Board of Directors of the Corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued Shares of the Corporation, whether now or hereafter authorized, in separate series ("Series"). The Shares of each Series of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The Board of Directors is authorized to increase or decrease the number of Shares of any Series, but the number of Shares of any series shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding.


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            (3) There is hereby established and classified a Series comprised of
100,000,000 Shares to be known as the "Scudder Gold Fund". Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series, and to classify and reclassify any unissued Shares, Shares of each Series, now authorized and hereafter authorized, shall be subject to the following provisions:

            (a) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each Series shall be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of Shares of the Corporation's stock may vary from Series to Series. Except for these differences and certain other differences hereafter set forth, each Series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemptions.

            (b) All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including all proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors and shall be referred to as "assets belonging to" that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Corporation.

            (c) The assets belonging to each particular Series shall be charged with the liabilities of the Corporation with respect to that Series, all expenses, costs, charges and reserves attributable to that Series and that Series' share of the liabilities, expenses, costs, charges or reserves of the Corporation not attributable to any particular Series, in the latter case in the proportion that the net asset value of that Series (determined without regard to such liabilities) bears to the net asset value of all Series (determined without regard to such liabilities) as determined in accordance with Article VIII of these Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular Series or Series.


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

            (d) Each holder of Shares of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificates have been issued to represent such shares) shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland, all or any part of the Shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation at a price per Share equal to the net asset value per Share computed in accordance with Article VIII hereof.

            (e) Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder of Shares of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as from time to time amended, or (ii) if the value of the Shares in the account maintained by the Corporation or its transfer agent for any Series for the stockholder is less than five hundred dollars ($500) and the stockholder has been given at least sixty (60) days written notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to five hundred dollars ($500) or more before the redemption is effected by the Corporation.

            (f) Payment by the Corporation for Shares surrendered to it for redemption shall be made in cash by the Corporation within seven business days after such surrender out of funds legally available therefor, provided that the Corporation may suspend the right of redemption or postpone the date of payment of the redemption price when permitted or required to do so by applicable statutes or regulations and, with respect to the postponement of the date of payment, until all checks used to purchase the Shares being redeemed have been collected. Payment of the aggregate price of Shares surrendered for redemption may be made in cash, or, at the option of the Corporation, wholly or partly by securities or other property included in the assets belonging or allocable to the Series of the Shares redemption of which is being sought.

            (g) The right of any holder of Shares redeemed by the Corporation as provided in subsections (d) or (e) of this section (3) to receive dividends thereon and all other rights of such holder with respect to such Shares shall


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

      terminate at the time as of which the purchase or redemption price of such Shares is determined, except the right of such holder to receive (i) the redemption price of such Shares from the Corporation or its designated agent and (ii) any dividend or distribution to which such holder has previously become entitled as the record holder of such Shares on the record date for such dividend or distribution. If Shares are redeemed by the Corporation pursuant to subsection (e) of this section (3) and certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until the certificates have been received by the Corporation or its agent duly endorsed for transfer.

            (h) The Corporation shall be entitled to purchase Shares, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the stockholder at a price not exceeding the net asset value per Share computed in accordance with Article VIII hereof.

            (i) In the absence of any specification as to the purpose for which Shares of the Corporation are redeemed or purchased by it, all Shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of the authorized Shares of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with section (2) of this Article V, all Shares so redeemed or purchased shall retain the same classification to which they belonged at the time of their redemption or purchase.

            (j) Shares of each Series shall be entitled to such dividends and distributions, in Shares or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such Series, provided that dividends and distributions shall be paid on shares of a Series only out of lawfully available assets belonging to that Series. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. Any such dividend or distribution paid in Shares will be paid at the current net asset value thereof as defined in Article VIII.


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

            (k) The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends (including dividends designated in whole or in part as capital gain distributions) an amount sufficient, in the opinion of the Board of Directors, to enable each Series of the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as from time to time amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability of each Series of the Corporation for federal income and excise taxes in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of any Series of the Corporation for such taxes.

            (l) For the purpose of allowing the net asset value per Share of a Series to remain constant, the Corporation shall be entitled to declare, pay and credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation allocated to that Series. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per Share of the Series, to redeem pro rata from all the stockholders of record of Shares of the Series at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of the Series, or fractions thereof, as shall permit the net asset value per Share of the Series to remain constant.

            (m) In the event of the liquidation or dissolution of the Corporation, the stockholders of a Series shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that Series. The assets so distributable to the stockholders of a Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular Series, such assets shall be allocated to all Series in proportion to the net assets of the respective Series and then distributed to the holders


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

      of stock of each Series in proportion to the number of Shares of that Series held by the respective holders.

            (n) On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each such Share standing in his name on the books of the Corporation; provided, however, that when required by the Investment Company Act of 1940 or regulations thereunder, as from time to time amended (the "1940 Act"). or the laws of the State of Maryland or when the Board of Directors has determined that the matter affects only the interests of one Series, matters may be submitted to a vote of the stockholders of a particular Series, and each holder of Shares thereof shall be entitled to one vote for each Share of the Series standing in his name on the books of the Corporation.

            (o) The presence in person or by proxy of the holders of one-third of the Shares of capital stock of the Corporation outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at a stockholders meeting, except that where any provision of law or of these Articles of Incorporation permit or require that holders of any Series shall vote as a Series, then one-third of the aggregate number of Shares of capital stock of that Series outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series.

            (p) The Corporation may issue Shares in fractional denominations to the same extent as its whole Shares, and any fractional Share shall carry proportionately the rights of a whole Share including, without limitation. the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation. A fractional Share shall not, however, have the right to receive a certificate evidencing it.

            (4) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase, subscribe for, or otherwise acquire any Shares of the Corporation that the Corporation may issue or sell (whether out of the number of Shares authorized by these Articles of Incorporation or out of any Shares of the Corporation's capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

            (5) Notwithstanding any provision of the Maryland General Corporation Law requiring any action to be taken or authorized by the affirmative vote of a greater proportion than


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

a majority of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

            (6) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as from time to time amended.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

            (1) The number of directors constituting the initial Board of Directors shall be 2. This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law. The names of the directors who shall act until the first annual meeting of shareholders or until their successors are duly chosen and qualified are:

                            Juris Padegs
                            Douglas M. Loudon

            (2) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

                  (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the 1940 Act.

                  (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                  (iii) Without the assent or vote of the stockholders, to approve the issuance from time to time of Shares of any Series, whether now or hereafter authorized, and securities convertible into Shares of the Corporation of any Series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.


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

                  (iv) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any Series, the amount of the liabilities belonging to any Series, and the net asset value of each Share of any Series of the Corporation's stock for purposes of sales, redemptions, repurchases of Shares or otherwise.

                  (v) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Corporation.

            (3) Any determination made in good faith, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof., as to the time of or purpose for. creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of Shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or Shares of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and Shares of the of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of Shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE VII

             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

            (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

            (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

            (3) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this article based on any event, omission or proceeding prior to the amendment.

            (4) No provision of these Articles of Incorporation of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad


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

faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII

                                 NET ASSET VALUE

            The net asset value of each Share of each Series as at the time of a particular determination shall be the quotient obtained by dividing the amount at such time of the net assets of the Series (being the amount of the assets belonging to the Series less its actual and accrued liabilities exclusive of capital stock and surplus) by the total number of Shares of the Series outstanding at that time. The Board of Directors shall have the power and duty to determine from time to time the net asset value per Share at such times and by such methods as it shall determine subject to any restrictions or requirements under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange Commission applicable to the Corporation. The Board of Directors may delegate such power and duty to any one or more of the directors and officers of the Corporation, to the Corporation's investment manager, to the investment adviser(s) of particular series, to the custodian or depository of the Corporation's assets, to the Corporation's transfer agent, or to another agent of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

            The Corporation reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock.

            IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated the 17th day of March, 1988.

                                                  /s/ Shauna J. Sullivan
                                              ------------------------------
                                                       Incorporator


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

                           SCUDDER MUTUAL FUNDS, INC.
                              ARTICLES OF AMENDMENT

            Scudder Mutual Funds, Inc. (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland 21202, hereby certifies that:

            FIRST: The charter of the Corporation is amended by striking Article V, Section 1, and substituting the following.

                  "(1) The Corporation shall have the authority to issue three billion (3,000,000,000) shares of capital stock of the par value of one cent ($.0l) per share (the "Shares") and having an aggregate value of thirty million dollars ($30,000,000)."

            SECOND: Prior to the effectiveness of these Articles of Amendment, the authorized par value of the Corporation was three billion (3,000,000,000) shares, of the par value of one tenth of one cent (.001) per share and of the aggregate par value of three million dollars ($3,000,000). Upon effectiveness of these Articles of Amendment, the authorized capital is three billion (3,000,000,000) shares, of the par value of one cent (.01) per share and of the aggregate par value of thirty million dollars ($30,000,000). The effect of these Articles of Amendment is to increase the aggregate par value of the Corporation.

            THIRD: The amendment to the Articles of Incorporation as set forth has been approved by a majority of the entire Board of Directors when no stock of the Corporation was outstanding or subscribed for.

            IN WITNESS WHEREOF, SCUDDER MUTUAL FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on this 29th day of April, 1988, and its President acknowledges that these Articles of Amendment are the act and deed of SCUDDER MUTUAL FUNDS, INC. and, under the penalties of perjury, states that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.


                                                 SCUDDER MUTUAL FUNDS, INC.

                                                 By: /s/ Daniel Pierce
                                                     ------------------------
                                                         Daniel Pierce
                                                         President

ATTEST:

/s/ Kathryn L. Quirk
-------------------------
Kathryn L. Quirk
Assistant Secretary